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                                                                    EXHIBIT 99.3


               INSTRUCTION TO REGISTERED HOLDER OR DTC PARTICIPANT
                              FROM BENEFICIAL OWNER
                                       FOR
                      5.85% SENIOR SECURED NOTES DUE 2001,
                   6.339% SENIOR SECURED NOTES DUE 2009 AND/OR
                      6.927% SENIOR SECURED BONDS DUE 2029

                                       OF

                            MIDAMERICAN FUNDING, LLC


         The undersigned hereby acknowledges receipt of the Prospectus dated February 3, 2000 (the "Prospectus"), of MidAmerican Funding, LLC ("MidAmerican Funding"), and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute MidAmerican Funding's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and the Letter of Transmittal.

         This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the 5.85% Senior Secured Notes due 2001 (the "2001 Initial Securities"), the 6.339% Senior Secured Notes due 2009 (the "2009 Initial Securities") and/or the 6.927% Senior Secured Bonds due 2029 (the "2029 Initial Securities" and, collectively with the 2001 Initial Securities and the 2009 Initial Securities, the "Initial Securities") held by you for the account of the undersigned.

         The principal amount of the Initial Securities held by you for the account of the undersigned is (fill in amount):

             $__________ principal amount of 2001 Initial Securities

             $__________ principal amount of 2009 Initial Securities

             $__________ principal amount of 2029 Initial Securities.

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         [ ] To TENDER the following principal amount of Initial Securities held by you for the account of the undersigned (insert amount of Initial Securities to be tendered, if any):

             $__________ principal amount of 2001 Initial Securities

             $__________ principal amount of 2009 Initial Securities

             $__________ principal amount of 2029 Initial Securities.


         [ ] NOT to TENDER any Initial Securities held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Initial Securities held by you for the account of the undersigned, it is understood that you are authorized:
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                  (a) to make, on behalf of the undersigned (and the
         undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the 5.85% Senior Secured Exchange Notes due 2001, the 6.339% Senior Secured Exchange Notes due 2009 and the 6.927% Senior Secured Exchange Securities due 2029 (collectively, the "Exchange Securities") or book-entry interests therein to be acquired by the undersigned in connection with the Exchange Offer are being acquired by the undersigned in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Securities, (iii) if the undersigned is a resident of the State of California, it falls under the self-executing institutional investor exemption set forth under
         Section 25102(i) of the Corporate Securities Law of 1968 and Rules
         260.102.10 and 260.105.14 of the California Blue Sky Regulations, (iv) if the undersigned is a resident of the Commonwealth of Pennsylvania, it falls under the self-executing institutional investor exemption set forth under Sections 203(c), 102(d) and (k) of the Pennsylvania Securities Act of 1972, Section 102.111 of the Pennsylvania Blue Sky Regulations and an interpretive opinion dated November 16, 1985, (v) the undersigned acknowledges and agrees that any person who is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or is participating in the Exchange Offer for the purpose of distributing the Exchange Securities must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with a secondary resale transaction of the Exchange Securities or interests therein acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (vi) the undersigned understands that a secondary resale transaction described in clause (v) above and any resales of Exchange Securities or interests therein obtained by such holder in exchange for Initial Securities or interests therein originally acquired by such holder directly from MidAmerican Funding should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the Commission and (vii) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of MidAmerican Funding. Upon a request by MidAmerican Funding, the undersigned will deliver to MidAmerican Funding a legal opinion confirming its representation made in clause (vii) above. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Securities for its own account pursuant to the Exchange Offer, the undersigned represents that the Initial Securities to be exchanged for the Exchange Securities were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned does not and will not be deemed to admit that is an "underwriter" within the meaning of the Securities Act;

                  (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

                  (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Initial Securities.


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                                    SIGN HERE
Name of Beneficial Owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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